EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-115859) of TETRA Technologies, Inc. and in the related Prospectus, and

(2)	Registration Statements (Form S-8 Nos. 333-40509, 33-41337, 33-35750, 33-76804, 33-76806, 333-04284, 333-09889, 333-61988, 333-84444, 333-76039, 333-114034, 333-115859, 333-126422, 333-133790, 333-142637, 333-149347, 333-149348, 333-150783, 333-166537, 333-174090, 333-177995, 333-183030, and 333-188494) of TETRA Technologies, Inc.

of our report dated December 13, 2013, relating to the consolidated financial statements of Compressor Systems, Inc. and subsidiaries which is contained in this Current Report on Form 8-K/A of TETRA Technologies, Inc.

/s/ Johnson Miller & Co., CPA’s PC

Midland, Texas

October 16, 2014